SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2008

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in response to Item 2.03 is incorporated herein by reference.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On July 8, 2008, ArQule, Inc. (the “Registrant”) entered into a collateralized, revolving credit line agreement for up to $47.5 million with UBS Bank USA (the “Facility”).  The Facility is secured by a first priority lien and security interest in  the auction rate securities held by the Registrant in an account with UBS Financial Services Inc., an affiliate of UBS Bank USA. The credit line is uncommitted and any outstanding balance, including interest, is payable upon demand.  Variable rate advances under the Facility currently bears interest at LIBOR plus 100 basis points and interest will be payable monthly.

The Facility replaces the $15 million standard margin loan agreement with UBS Financial Services Inc. the Registrant entered into on May 8, 2008.

On July 8, 2008, the Registrant drew down $30 million under the Facility. The funds will be available for research and development efforts, including clinical trials, and for general corporate purposes, including working capital.

A copy of the credit line agreement will be filed as an exhibit to the Registrant’s Form 10-Q on or about November 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

July 14, 2008